UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2013

National American University Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34751	83-0479936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5301 S. Highway 16 Rapid City, SD		57701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (605) 721-5220

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)  Amendment of the Bylaws.

On August 26, 2013, the Board of Directors of National American University Holdings, Inc. (the “Company”) adopted the Second Amendment to Amended and Restated Bylaws to add a section to Article 8 to select the Court of Chancery of the State of Delaware as the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine. The amendment became effective immediately upon approval. The description of the amendment to the bylaws included herein is intended to be a summary only and is qualified in its entirety by the provisions of the Second Amendment to Amended and Restated Bylaws attached hereto as Exhibit 3.1.

Item 8.01 Other Events.

On August 30, 2013, the Company issued a press release announcing that on August 26, 2013, the Company’s Board of Directors declared a cash dividend in the amount of $0.045 per share on all shares of the Company’s common stock outstanding and of record as of the close of business on September 30, 2013. The dividends will be payable on or about October 11, 2013. The Company operates on a May 31st fiscal year. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed herewith:

Exhibit Number	Description

3.1	Second Amendment to Amended and Restated Bylaws, dated August 26, 2013

99.1	Press Release, dated August 30, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC.

By:	/s/ Ronald L. Shape
Ronald L. Shape, Ed. D.
Chief Executive Officer

Date: August 30, 2013

EXHIBIT INDEX

Exhibit Number	Description

3.1	Second Amendment to Amended and Restated Bylaws, dated August 26, 2013

99.1	Press Release, dated August 30, 2013